Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-132795 and 333-143274 on Form S-8 and Registration Statement Nos. 333-159656 and 333-138652 on Form S-3 of our report dated February 24, 2016, relating to the consolidated financial statements of Telesat Holdings Inc. appearing in this Annual Report on Form 10-K of Loral Space & Communications Inc. for the year ended December 31, 2015.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

February 29, 2016